EXHIBIT 23.1

Stan J.H. Lee, CPA
2160 North Central Rd. Suite 209 Fort Lee NJ 07024
P.O. Box 436402 San Diego CA 92143-6402
619-623-7799 Fax 619-564-3408 E-mail: stan2u@gmail.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective  Registration  Statement on Form S-1 Amendment No 2 , of our report dated September 11, 2012, relating to the audited financial statements of Book It Local, Inc. as of August 31, 2012 for the period beginning August 11, 2012 (its inception) to August 31, 2012 and to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Stan J.H. Lee, CPA
STAN J.H. Lee, CPA
Fort Lee, New Jersey
January 18, 2013